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                                                                    Exhibit 23.1


                      Consent of Independent Accountants
                      ----------------------------------

The Board of Directors
Vitesse Semiconductor Corporation:

We consent to the use of our reports incorporation by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Los Angeles, California
February 9,2000